SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                                     of the
                        Securities Exchange Act of 1934

                         Date of Report: July 15, 1999

                      HOLIDAY RV SUPERSTORES, INCORPORATED
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

            FLORIDA                   0-16448                 59-1834763
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(State or other Jurisdiction   (Commission File No.)  (I.R.S. Employer I.D. No.)
      of Incorporation)

                         SAND LAKE WEST EXECUTIVE PARK
                            7851 GREENBRIAR PARKWAY
                             ORLANDO, FLORIDA 32819
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                    (Address of Principal Executive Offices)

                           TELEPHONE # (407) 363-9211
              ----------------------------------------------------
              (Registrants' telephone number, including area code)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

         On June 30, 1999, Atlas Recreational Holdings, Inc. ("Atlas"), pursuant to a Share Sale and Purchase Agreement dated as of June 17, 1999 (the "Agreement"), closed on the purchase of 2,079,122 shares of the Registrant's common stock from Newton C. Kinklund and 2,079,122 shares of the Registrant's common stock from Joanne M. Kindlund (altogether, the "Shares"). Each purchase represented 28.9% of the then total outstanding shares of the Registrant, or a total of 57.9% of the then issued and outstanding shares of Registrant. The shares were transferred to Atlas without voting rights under the control-share acquisitions statute of the State of Florida. As part of the transaction, Newton
C. Kindlund and Joanne M. Kindlund gave Atlas a proxy to vote the Kindlund's remaining 246,948 shares of the Registrant's common stock for a period of six months from June 30, 1999.

         Atlas reported in its Schedule 13D filed with the Securities and Exchange Commission on July 13, 1999, that the consideration for the purchase of the Shares was $7,000,000 to each of Newton C. Kindlund and Joanne M. Kindlund, for a total consideration of $14,000,000. Atlas reported that the sources of the consideration for the purchase of the shares were as follows: (1) a $1,000,000 promissory note from Atlas in favor of Newton C. Kindlund, which note is secured by 250,000 of the Shares, bears interest at the rate of 12% per annum, and is due and payable on July 21, 1999; (2) $12,500,000 in cash from the proceeds of a loan to Atlas by Doerge-Atlas, L.L.C., the terms of which loan have not been finalized accordingly to the information contained in Atlas' Schedule 13D; and
(3) $500,000 in cash from the proceeds of a loan to Atlas by Michael McGowan, which loan is evidenced by a promissory note, bears interest at the rate of 15% per annum, and is due and payable June 30, 2000.

         Concurrent with the transaction, the following six members of the Registrant's Board of Directors resigned: Newton C. Kindlund, Joanne M. Kindlund, James P. Williams, Roy W. Parker, Harvey M. Alper and David A. Kamm. The remaining two directors, W. Hardee McAlhaney and Paul G. Clubbe, agreed to appoint Michael S. Riley as Chairman of the Board of Directors of the Registrant, which as of the date of this Report has not yet been done. Mr. Riley is Chairman of the Board of Directors of Atlas. In addition, the following changes to the Registrant's management were made: W. Hardee McAlhaney resigned as Chief Financial Officer and was appointed Chief Executive Officer and President of the Registrant. Newton C. Kindlund resigned from his positions as President, Chief Executive Officer and Chairman of the Board. Joanne M. Kindlund resigned from her positions as Executive Vice President, Secretary and Treasurer.

     According to Atlas' Schedule 13D, the acquisition of the Shares by Atlas was facilitated by a loan from Doerge-Atlas, L.L.C., which loan is secured by Atlas' pledge of 3,908,244 Shares representing 54.4% of the Registrant's issued and outstanding common stock. If Atlas defaults under the terms of the loan, a further change in control of the Registrant could result.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HOLIDAY RV SUPERSTORES, INCORPORATED

                                            By: /s/ W. HARDEE MCALHANEY
                                                    ----------------------------
                                                    W. Hardee McAlhaney
                                                    President

Dated: July 15, 1999